EXHIBIT 10.d


                          DEFERRED COMPENSATION WAIVER
                         AND INSURANCE BENEFIT AGREEMENT

     This Agreement is entered into this 30th day of January, 1998, by and between SNAP-ON INCORPORATED, a Delaware corporation (the "Company"), and ROBERT
A. CORNOG (the "Executive").

     WHEREAS, the Executive has a Cash Account under the Company's Deferred Compensation Plan (the "Deferred Compensation Plan Balance"); and

     WHEREAS, the Executive has previously deferred at least Seven Thousand Seven Hundred Fifty Dollars ($7,750) per month for the period beginning on February 27, 1998, and ending on December 31, 1998; and

     WHEREAS, the Executive may earn a bonus for calendar year 1998 which would be payable in 1999; and

     WHEREAS, the Company is willing to establish the Split-Dollar Life Insurance Agreement described in Section 3 of this Agreement ("Split-Dollar Agreement"); and

     WHEREAS, as of the date of this Agreement, the Executive and the Company believe that the net Present Value of the Company's obligations under the Split-Dollar Agreement are equivalent to the Present Value of the Executive's waiver of rights under Section 1 of this Agreement.

     NOW, THEREFORE, in consideration of the respective terms and conditions set forth herein, the Company and the Executive hereby agree as follows:

     1.   Definitions.

          a. Waived Deferred Compensation Plan Rights. The estimated payments to the Executive attributable to the Executive's Waived Existing Balance (as defined in Section 2.a), the Waived Salary Amounts (as defined in Section 2.b) and the Waived Bonus Amount (as defined in Section 2.c) calculated based on the assumptions set forth in Exhibit B to this Agreement.

          b.  Change of Control.  This term shall have the  meaning  given in it
     Section 1.c. of the Senior Officer Agreement.

          c. Committee. The Organization and Compensation Committee of the Board of Directors of the Company.

          d. Deferred Compensation Plan. The Snap-on Incorporated Deferred Compensation Plan.

          e. Present Value. The Present Value of a payment shall be determined based on the assumptions set forth in Exhibit B to this Agreement.

          f. Senior Officer Agreement. The Restated Senior Officer Agreement dated January 29, 1996, between the Company and the Executive

     2.   Executive's Waiver of Rights.

          a. The Executive hereby waives any and all rights to receive One Million Dollars ($1,000,000) of the Executive's Cash Account under the Company's Deferred Compensation Plan as of the date of this agreement and Three Hundred Thousand Dollars of the Executive's Cash Account under the Company's Deferred Compensation Plan as of February 17, 1998 (the "Waived Existing Balance").

          b. The Executive hereby waives any and all rights to (i) Seven Thousand Seven Hundred Fifty Dollars ($7,750) of his base salary per month for the period beginning on February 27, 1998, and ending on December 31, 1998, which he has previously deferred and (ii) Seven Thousand Seven Hundred Fifty Dollars ($7,750) of his base salary for the period beginning on January 1, 1999, and ending on January 31, 1999 (the "Waived Salary Amounts").

          c. The Executive hereby waives any and all rights to Two Hundred Seven Thousand Dollars ($207,000) of the bonus which would otherwise be payable to the Executive in 1999 with respect to the Company's performance in 1998 (the "Waived Bonus Amount").

          d. In the event that the Executive's employment by the Company (as defined in the Executive's Senior Officer Agreement) is terminated for any reason prior to the time(s) when the Executive would have otherwise earned the right to receive some or all of the compensation waived under Sections 2.b or 2.c of this Agreement, the Executive hereby waives a portion of other compensation otherwise payable to him equal to the Present Value of the amount of compensation waived under Sections 2.b and 2.c of this Agreement which the Executive did not earn the right to receive prior to the termination of the Executive's employment, based on the assumptions set forth in Exhibit B to this Agreement. This waiver shall first apply to any compensation otherwise payable to the Executive pursuant to the Executive's Senior Officer Agreement as a result of the Executive's termination, then to any bonus which would otherwise be payable to the Executive, then to any salary which would otherwise be payable to the Executive and then to any amount which would otherwise be payable to the Executive pursuant to the Company's Supplemental Retirement Plan for Officers.

     3.   Split-Dollar Agreement.

          a. The Company and the Executive agree to enter into the Split-Dollar Agreement attached as Exhibit A to this Agreement. The Company agrees to pay the first ten (10) annual premium payments of Five Hundred Thirty-Three Thousand Six

     Hundred Ten Dollars ($533,610) pursuant to Section 3 of the Split-Dollar Agreement, subject to adjustment as provided in this Agreement.

          b. In the event that the Executive does not earn the compensation waived under Sections 2.b and 2.c of this Agreement and does not waive sufficient compensation pursuant to Section 2.d of this Agreement to offset such unearned compensation, the Company's obligation to make future premium payments under Section 3 of the Split-Dollar Agreement shall be adjusted so that the net Present Value of the Company's premium payments under Section 3 of the Split-Dollar Agreement (as recovered under Section 5 of the Split-Dollar Agreement) plus the net Present Value of any death benefit required to be paid under Section 4 of this Agreement, shall be equivalent to the Present Value of the Executive's Waived Deferred Compensation Plan Rights (as adjusted to reflect compensation actually waived) based on the assumptions set forth in Exhibit B to this Agreement.

     4.   Payments Upon Death of Executive and Executive's Wife.

          a. In the event of the death of the survivor of the Executive and Virginia A. Cornog (the "Executive's wife") prior to the repayment to the Company under Section 5 of the Split-Dollar Agreement, the Company will pay to the beneficiary designated pursuant to Section 4.b or 4.c of this Agreement the amount (if any) by which the Present Value of the Executive's Waived Deferred Compensation Plan Rights exceeds the net Present Value of the Company's premium payments under Section 3 of the Split-Dollar Agreement (as recovered under Section 5 of the Split-Dollar Agreement). These calculations shall be made based on the assumptions set forth in Exhibit B to this Agreement. The death benefits based on the Waived Deferred Compensation Plan Rights are shown in column 11 of Exhibit B to this Agreement.

          b. The Executive may designate a beneficiary or beneficiaries who, upon the death of the survivor of the Executive and the Executive's wife are to receive the amounts that are paid under Section 4.a of this Agreement. All designations shall be in writing to the Company in such form as it requires or accepts and signed by the Executive. The designation shall be effective only if and when delivered to the Company during the lifetime of the Executive. The Executive also may change his beneficiary or beneficiaries by a signed, written instrument delivered to the Company. The payment of amounts shall be in accordance with the last unrevoked written designation of beneficiary that has been signed and delivered to the Company.

          c. In the event the Executive does not designate a beneficiary or if for any reason such designation is ineffective, in whole or in part, for any reason including the death of a beneficiary prior to the death of the survivor of the Executive and the Executive's wife, any amount payable under Section 4.a of this Agreement shall be paid to the estate of the survivor of the Executive and the Executive's wife, and in such event, the term "beneficiary" shall include such estate.

     5.   Equivalence of Benefits.

     The Company and the Executive agree that the net Present Value of the Company's premium payment obligation under Section 3 of the Split-Dollar Agreement (as recovered under Section 5 of the Split-Dollar Agreement) plus the net Present Value of any death benefit required to be paid under
     Section 4 of this Agreement are equivalent to the Present Value of the Executive's Waived Deferred Compensation Plan Rights based on the assumptions set forth in Exhibit B to this Agreement.

     6.   Funding Upon a Change of Control.

          a. In the event that a Change of Control of the Company occurs, the Company shall immediately transfer to an irrevocable grantor trust established by the Company which is substantially identical to the trust attached as Exhibit C to this Agreement and contains such other supplemental provisions as are required by the trustee which are not inconsistent with Exhibit C (the "Trust") an amount equal to (i) the aggregate unpaid premiums required to be paid by the Company under Section 3 of this Agreement plus (ii) an additional amount equal to the death benefit required to be paid under Section 4.a of this Agreement if the survivor of the Executive and the Executive' wife dies in the year in which the Company's final premium payment is due.

          b. The Trust is an administrative and funding vehicle for the Company's general assets contributed to the Trust for the purpose of ultimately satisfying obligations under this Agreement. In the event that the Company transfers assets to the Trust for the express purpose of ultimately satisfying its obligations under this Agreement then, subject to the terms of the Trust and limited by assets available and held by the Trustees of the Trust for the purpose of funding the benefits provided by this Agreement, payments may be made from such Trust in satisfaction of Company's obligations hereunder. The transfer of assets by the Company to the Trust for this purpose shall not increase, decrease or vary in any way the rights and obligations of the parties to this Agreement, nor shall the Executive, the Executive's wife or the owner of the insurance policy held pursuant to the Split-Dollar Agreement have any ownership rights with respect to such assets nor shall the assets be treated as a trust fund of any kind for the benefit of any such person; provided that as and when any such person is entitled to receive payments hereunder, such person may, subject to the terms of the Trust and limited by the terms of this Agreement, obtain such payments from the Trust. The Executive, the Executive's wife or the owner of the insurance policy held pursuant to the Split-Dollar Agreement may enforce and obtain satisfaction of such payment rights against the assets held by the Trust for the purpose of satisfying such obligations of the Company.

     7.   Successors and Binding Agreements.

          a. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any such successor, and such successor shall thereafter be deemed the "Company" for purposes of this Agreement.

          b. This Agreement shall inure to the benefit of and be enforceable by the Executive's respective personal or legal representative, executor, administrator, successor, heirs, distributees and/or legatees.

          c. Neither the Company nor the Executive may assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Agreement.

     8.   Notices.

     All communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of a change of address shall be effective only upon receipt.

     9.   Governing Law.

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Wisconsin without giving effect to the principles of conflict of laws of such state, except that Section 10 shall be construed in accordance with the Federal Arbitration Act if arbitration is chosen as the method of resolution.

     10.  Settlement of Disputes; Arbitration.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled, at the election of the Executive, the Executive's wife or the owner of the insurance policy held pursuant to the Split-Dollar Agreement, either by arbitration in Chicago, Illinois in accordance with the rules of the American Arbitration Association then in effect or by litigation. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     11.  Certain Limitations.

     Nothing in this Agreement shall grant the Executive any right to remain an executive, director or employee of the Company or of any its subsidiaries for any period of time.

     12.  Miscellaneous.

          a. Expenses. All costs and expenses of administering this Agreement shall be borne by the Company.

          b. Action by the Company. Any action required or permitted to be taken under this Agreement by the Company shall be by resolution of the Board of Directors, by the duly authorized Committee of the Board of Directors, or by a person or persons authorized by resolution of the Board of Directors or the Committee.

     IN WITNESS WHEREOF the parties have signed and sealed this Agreement as of the date first above written.


In the presence of                           SNAP-ON INCORPORATED


/s/                                          By   /s/Michael F. Monetmurro
---------------------------                       ------------------------
                                             Its  Senior Vice President
                                                  ------------------------

/s/                                          /s/Robert A. Cornog
---------------------------                  -----------------------------
                                             Robert A. Cornog

                                                                       EXHIBIT A



                              SNAP-ON INCORPORATED

                        SPLIT-DOLLAR INSURANCE AGREEMENT

     1. This Agreement is entered into this 30th day of January, 1998, by and between SNAP-ON INCORPORATED, a Delaware corporation, and the CORNOG 1998 INSURANCE TRUST.

     2. Definitions.

           (a) "Company" means Snap-on Incorporated, a Delaware corporation, with offices in Kenosha, Wisconsin.

           (b) "Insureds" means Robert A. Cornog and Virginia A. Cornog.

           (c) "Insurer" means Northwestern Mutual Life.

           (d) "Owner" means the Cornog 1998 Insurance Trust, who may or may not be the same person as the Insureds.

           (e) "Policy" means the policy or policies of insurance on the lives of the Insureds issued by the Insurer and listed on Schedule "A" attached hereto together with any supplementary contracts issued by the Insurer in conjunction therewith

           (f) "Policy Interest" means the interest of the Company in the Policy. Policy Interest is an amount equal to the aggregate premiums paid by the Company. The existence of the Company's Policy Interest shall be evidenced by filing with the Insurer an assignment in substantially the form attached hereto as Schedule "B."

       3. Premium Payments.

           (a) The Company agrees to pay up to the first ten (10) annual premium payments of Five Hundred Thirty-Three Thousand Six Hundred Ten Dollars ($533,610) as they become due. The Owner shall be responsible for paying all premium payments not paid by the Company.

           (b) Policy dividends shall be applied to purchase paid-up additional insurance protection.

       4. Policy Ownership.

           (a) Except as provided in subparagraph (b), the Owner shall be the sole and exclusive owner of the Policy. This includes all the rights of "owner" under the terms of the Policy except as otherwise provided in this Section 4, including but not limited to the right to designate beneficiaries and select settlement options.

           (b) Neither the Owner nor the Company shall have the right to obtain a cash loan from the Insurer in accordance with the loan provisions of the Policy.

           (c) In exchange for the Company's payment of its premium contribution under Section 3, the Owner shall assign to the Company the following limited ownership rights in the Policy:

                      (1) The right to recover its Policy Interest from the cash value of the Policy in the event of the termination of this Agreement as provided in Section 5.

                      (2) The right to recover its Policy Interest from the proceeds of the Policy in the event of the death of the survivor of the Insureds.

           (d) To secure the Company's interest in the Policy the Owner shall execute an Assignment of the Policy to the Company in substantially the form attached hereto as Schedule B.

           (e) It is agreed that benefits will be paid under the Policy by the Insurer only by separate checks to the parties entitled thereto.

       5. Termination of Plan.

           (a) This Agreement may be terminated by the Owner by giving notice in writing to the Company. In the event of termination of this Agreement the Owner shall, at its election:

                      (1) Repay to the Company within 60 days of the date of termination an amount equal to the Company's Policy Interest. Or,

                      (2) Execute any and all instruments that may be required to vest ownership of the Policy in the Company; and the Company shall refund to Owner that part of any payment by the Owner under
                                 Section 3 for the premium payment period in which termination occurred representing the unexpired portion of that period. Thereafter, Owner shall have no further interest in the Policy.

           (b) This Plan shall terminate on the sixteenth anniversary of the issuance of the Policy.

       6. The Insurer shall be bound only by the provisions of and endorsements on the Policy, and any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. It shall in no way be bound by or be deemed to have notice of the provisions of this Agreement.

       7. The Company and the Owner may amend this Agreement. Such amendment shall be in writing and signed by the Company and Owner.

       8. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns; Owner and his/her heirs, executors, administrators and assigns; and any Policy beneficiary.

       IN WITNESS WHEREOF the parties have signed and sealed this Agreement on the date first above written.



In the presence of                         SNAP-ON INCORPORATED


/s/
-------------------------                   By  /s/Michael F. Montemurro

                                           Its Senior Vice President

                                           OWNER

                                           Cornog 1998 Insurance Trust

/s/                                        /s/                           Trustee
-------------------------                  -------------------------------------

/s/                                        /s/                           Trustee
-------------------------                  -------------------------------------

                                   SCHEDULE A

                                 LIFE INSURANCE

                                   Initial Face                Insureds' Initial
     Policy Number                    Amount                   Economic Benefit
     -------------                    ------                   ----------------

       14538602                     $17,267,686                     $4,183

                                   SCHEDULE B

                           COLLATERAL ASSIGNMENT FORM

                SNAP-ON INCORPORATED SPLIT-DOLLAR INSURANCE PLAN

Insurer: Northwestern Mutual Life

Insureds:  Robert A. Cornog and Virginia A. Cornog

Policy No. 14538602

           FOR VALUE RECEIVED, THIS ASSIGNMENT is made by the undersigned Owner effective this 30th day of January, 1998.

           1.  Definitions.

               (a)   "Assignee"   means   Snap-on   Incorporated,   a   Delaware
corporation, of Kenosha, Wisconsin.

               (b) "Insureds" means Robert A. Cornog and Virginia A. Cornog.

               (c) "Insurer" means Northwestern Mutual Life.

               (d) "Owner" means the Cornog 1998 Insurance Trust.

               (e) "Policy" means the following policy or policies of insurance issued by the Insurer on the lives of the Insureds, together with any supplementary contracts issued in conjunction therewith:

                Policy Number:  14538602           Face Amount:  $17,267,686

               (f) "Policy Interest" means the Assignee's "Policy Interest" as set forth in the Split-Dollar Plan. The Insurer shall be entitled to rely on the Assignee's certification of the amount of its Policy Interest.

               (g) "Split-Dollar Plan" means that certain plan of even date herewith, between the Owner and the Assignee. The Insurer is not bound by nor deemed to have notice of the provisions of the Split-Dollar Plan.

           2. Introduction. Under the Split-Dollar Plan, the Assignee has agreed to assist the Owner in payment of premiums on the Policy. In consideration of such premium payments by the Assignee, the Owner grants herein to the Assignee certain limited interests in the Policy.

           3. Assignment. The Owner hereby assigns, transfers and sets over to the Assignee, its successors and assigns, the following specific rights in the Policy and subject to the following terms and conditions:

               (a) The right to recover its Policy Interest from the cash value of the Policy in the event of the Policy's surrender by the Owner.

               (b) The right to recover its Policy Interest from the proceeds of the Policy in the event of the death of the survivor of the Insureds.

           4. Insurer. The Insurer is hereby authorized to recognize, and is fully protected in recognizing:

               (a) The claims of the Assignee to rights hereunder, without investigating the reasons for such action by the Assignee, or the validity or the amount of such claims.

               (b) The Owner's request for surrender of the Policy with or without the consent of the Assignee. Upon surrender, the Policy shall be terminated and of no further force or effect.

           5. Release of Assignment. Upon payment to the Assignee of its policy interest, the Assignee shall execute a written release of this assignment.

           IN WITNESS WHEREOF the Owner has executed this assignment on the date first above written.

                                    Cornog 1998 Insurance Trust



                                                                         Trustee
------------------------            --------------------------------------------

                                                                         Trustee
------------------------            --------------------------------------------

                                                                       EXHIBIT B

                              SNAP-ON INCORPORATED
            CALCULATION OF NET PRESENT VALUE OF CORPORATE CASH FLOWS
                                  January, 1998
--------------------------------------------------------------------------------------------------
                                             Corporate Cost of Deferral  Program
                     -----------------------------------------------------------------------------
                         (1)          (2)           (3)         (4)          (5)           (6)
                                                               63%(3)       63%(2)     NPV Sum (4)
                                                                                         +NPV(3)
                                                    Annual Payment
                                                ------------------------

                                                                           Net A/T
                      Deferred    End of Year                               Death          Net
                       Compen-      Account                     Net        Benefit       Present
   Yr.        Age       sation       Balance        Gross        A/T        Payable       Value
 -------    -------  ------------ ------------- ------------ ----------- ------------- -----------
                     1,300,000
              58       300,000    1,732,740             0            0   1,091,626     1,051,865
              59             0    1,888,686             0            0   1,189,872     1,104,773
    1         60             0    2,058,668             0            0   1,296,961     1,160,342
    1         61             0    2,243,948             0            0   1,413,687     1,218,705
    5         62             0    2,096,251       320,782      202,093   1,320,638     1,271,242
    5         63             0    1,935,262       320,782      202,093   1,219,215     1,317,977
    7         64             0    1,759,783       320,782      202,093   1,108,663     1,358,926
    8         65             0    1,568,511       320,782      202,093     988,162     1,394,095
    9         66             0    1,360,025       320,782      202,093     856,816     1,423,479
    10        67             0    1,132,775       320,782      202,093     713,648     1,447,062
    11        68             0      885,073       320,782      202,093     557,596     1,464,816
    12        69             0      615,077       320,782      202,093     387,499     1,476,705
    13        70             0      320,782       320,782      202,093     202,093     1,482,680
    14        71             0            0       320,782      202,093           0     1,482,680
    15        72             0            0             0            0           0     1,482,680
              73             0            0             0            0           0     1,482,680
                     ------------                            -----------
                     1,600,000                          0    2,202,925
                     ============                            ===========
----------------------------------------------------------------------------------------
                          Corporate Cost of Waiver Program           Survivor Benefit
                        -------------------------------------   ------------------------
                            (7)          (8)          (9)            (10)           (11)
                                       Sum(7)     NPV Sum (7)      (6)-(9)        (10)/63%
                                                    +NPV(8)

                                                                   Net A/T
                                       Premium                   Corp. Value
                         Scheduled    Recovery        Net        In Excess of      Lump
                          Premium         At        Present         Waived         Sum
   Yr.        Age          Outlay      Death         Value      Compensation     Payable
 -------    -------     ------------   -------    -----------   ------------    ---------
              58          533,610      (533,610)     19,436     1,032,430       1,638,777
              59          533,610    (1,067,220)     56,892     1,047,881       1,663,304
    1         60          533,610    (1,600,830)    111,029     1,049,313       1,665,576
    1         61          533,610    (2,134,440)    180,583     1,038,123       1,647,814
    5         62          533,610    (2,668,050)    264,358     1,006,883       1,598,228
    5         63          533,610    (3,201,660)    361,227       956,749       1,518,650
    7         64          533,610    (3,735,270)    470,125       888,801       1,410,796
    8         65          533,610    (4,268,879)    590,046       804,049       1,276,269
    9         66          533,610    (4,802,489)    720,044       703,435       1,116,564
    10        67          533,610    (5,336,099)    859,224       587,837         933,075
    11        68                0    (5,336,099)    993,336       471,481         748,382
    12        69                0    (5,336,099)  1,122,562       354,143         562,132
    13        70                0    (5,336,099)  1,247,082       235,598         373,966
    14        71                0    (5,336,099)  1,367,066       115,614         183,514
    15        72                0    (5,336,099)  1,482,680             0               0
              73       (5,336,099)            0   1,482,680             0               0


---------------------------------------------------------------------------------------------
                                   Assumptions
   Additional
   Deferral              300,000
   Initial                                      Tax Rate                           37%
   Deferral            1,300,000                Interest Crediting Rate             9%
   Years to Waive              1                NPV Interest Rate                   6%
   Years to Defer              4                Year  to  Roll-Out  (End  of
                                                Year)                               15

--------------------------------------------------------------------------------------------

                                                                       EXHIBIT C

                  SNAP-ON INCORPORATED INSURANCE BENEFIT TRUST

          (Established pursuant to the Deferred Compensation Waiver and
           Insurance Benefit Agreement dated January 30, 1998, between
                   Snap-on Incorporated and Robert A. Cornog)

       (a) This Agreement made this ______ day of December, 1998, by and between SNAP-ON INCORPORATED, a Delaware Corporation (the "Company") and THE NORTHERN TRUST COMPANY ("Trustee");

       (b) WHEREAS, Company has entered into a Deferred Compensation Waiver And Insurance Benefit Agreement with Robert A. Cornog dated January 30, 1998 (the "Plan").

       (c) WHEREAS, Company has incurred liability under the terms of such Plan.

       (d) WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's Insolvency, as herein defined, until used to pay insurance premiums as required by Section 3 of the Plan or used to pay a death benefit as required by Section 4 of the Plan;

       (e) WHEREAS, all payments made pursuant to the Plan are made to or for the benefit of Robert A. Cornog, Virginia A. Cornog, the Robert A. Cornog 1998 Insurance Trust, the beneficiary designated by Robert A. Cornog pursuant to
Section 4 of the Plan or the estate of the survivor of Robert A. Cornog and Virginia A. Cornog (the "Plan Beneficiaries");

       (f) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan for purposes of Title I of the Employee Retirement Income Security Act of 1974;

       (g) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

       NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

       Section 1. Establishment of Trust.

       (a) Company hereby deposits with Trustee in trust One Hundred Dollars ($100.00) which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

       (b) The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change of Control, as defined herein.

       (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.


       (d) Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

       (e) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Plan and general creditors as herein set forth.

       (f) No Plan Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any asset of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Plan Beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

       (g) Upon a Change of Control, Company shall immediately make an irrevocable contribution to the Trust as required by Section 5 of the Plan. The Trustee shall have no duty to enforce any funding obligations of the Company and the duties of the Trustee shall be governed solely by the terms of this Trust Agreement.

       Section 2. Payments Under the Plan.

       (a) Upon a Change of Control, Company shall deliver to Trustee a schedule (the "Payment Schedule") that directs the Trustee regarding the amounts payable under the Plan, the form in which such amounts are to be paid, and the dates on which such amounts are payable. Except as otherwise provided herein, the Trustee shall make payments in accordance with such Payment Schedule. The Company shall have the sole responsibility for all tax withholding, related filings and reports. The Trustee shall withhold for taxes such amounts from distributions as the Company directs and shall follow the instructions of the Company with respect to the remission of such withheld amounts to the appropriate governmental authorities.

       (b) Company may make payments directly as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payments directly prior to the time amounts are payable under the Plan. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

       (c) The entitlement of Plan Beneficiaries to benefits under the Plan shall be determined under the Plan, and any claim for such benefits shall be considered and reviewed under the procedure set out in the Plan.

       Section 3. Trustee Responsibility Regarding Payments When Company is Insolvent.

       (a) Trustee shall cease payments under the Plan if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

       (b) At all times during the continuance of this Trust, as provided in Sections 1(e) and 1(f) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

              (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits under the Plan.

              (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency. In no event shall "actual knowledge" be deemed to include knowledge of Company's credit status held by banking officers or banking employees of The Northern Trust Company which has not been communicated to the Trust Department of Trustee. The Trustee may appoint an independent accounting, consulting or law firm to make any determination of solvency required by Trustee under this Section 3. In such event, Trustee may conclusively rely upon the determination by such firm and shall be responsible only for the prudent selection of such firm.

              (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments under the Plan and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

              (4) Trustee shall resume the payments under the Plan in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

       (c) Provided that there are sufficient assets, if Trustee discontinues the payments from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made by Company in lieu of the payments provided for hereunder during any such period of discontinuance, all in accordance with the Payment Schedule. The Payment Schedule may only be modified by the Company with the written consent of all Plan Beneficiaries as necessary to comply with the provisions of this paragraph. The Company shall be responsible for securing the written consent of all Plan Beneficiaries and providing such consents to the Trustee.

       Section 4. Payments to Company.

       Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made pursuant to the terms of the Plan. The Trustee shall be entitled to rely on the written representations of the Company and all Plan Beneficiaries that all such payments have been made. The Company shall be responsible for securing the written representations of all Plan Beneficiaries and providing such representations to the Trustee.

       Section 5. Disposition of Income.

       During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

       Section 6. Accounting by Trustee.

       Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee, which records may be audited annually (or at such other times as agreed by the Company and the Trustee) by the Company or anyone named by the Company. Within thirty (30) days following the close of each calendar year and within thirty (30) days after the resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such resignation, as the case may be. In the absence of the filing in writing with the Trustee by the Company of exceptions or objections to any such account within ninety (90) days, the Company shall be deemed to have approved such account; in such case, or upon the written approval by the Company of any such account, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction. The Trustee may conclusively rely on determinations of the Company of valuations for assets of the Trust for which the Trustee deems there to be no readily determinable fair market value and on the determination of the issuer of any insurance contracts with respect to the fair market value of such insurance contracts.

       Section 7. Responsibility of Trustee.

       (a) Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

       (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

       (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

       (d) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

       (e) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

       (f) To invest and reinvest part or all of the trust fund in any real or personal property (including investments in any stocks, bonds, debentures, mutual fund shares (including those for which the Trustee or its affiliate is advisor), notes, commercial paper, treasury bills, options, commodities, futures contracts, partnership interests, venture capital investments, any interest bearing deposits held by any bank or similar financial institution, and any other real or personal property) and to diversify such investments so as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so; except that the Company may from time to time establish investment guidelines and the trustee shall follow such investment guidelines.

       (g) To retain in cash such amounts as the trustee considers advisable and as are permitted by applicable law and to deposit any cash so retained in any depository (including any bank acting as trustee) which the trustee may select.

       (h) To manage, sell, insure and otherwise deal with all real and personal property held by the trustee on such terms and conditions as the trustee shall decide.

       (i) To vote stock and other voting securities personally or by proxy (and to delegate the trustee's powers and discretions with respect to such stock or other voting securities to such proxy), to exercise subscription, conversion and other rights and options (and make payments from the trust fund in connection therewith), to take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing and any other program or change affecting any property constituting a part of the trust fund (and in connection therewith to delegate the trustee's discretionary powers and to pay assessments, subscriptions and other charges from the trust fund), to hold or register any property from time to time in the trustee's name or in the name of a nominee or to hold it unregistered or in such form that title shall pass by delivery and, with the approval of the Company, to borrow from anyone, including any bank acting as trustee, to the extent permitted by law, such amounts from time to time as the trustee considers desirable to carry out this trust (and to mortgage or pledge all or part of the trust fund as security).

       (j) To make payments from the trust fund of amounts that have become payable under the Plan pursuant to Section 2 to the extent not already paid by the Company or that are required to be made to the creditors of the Company pursuant to Section 3.

       (k) To employ counsel and to begin, maintain or defend any litigation necessary in connection with the administration of this trust except that, unless otherwise required by law, the trustee shall not be obliged or required to do so unless indemnified to the trustee's satisfaction.

       (l) To withhold, if the trustee considers it advisable, all or any part of any payment required to be made hereunder as may be necessary and proper to protect the trustee or the trust fund against any liability or claim on account of any estate, inheritance, income or other tax or assessment attributable to any amount payable hereunder, and to discharge any such liability with any part or all of such payment so withheld, provided that at least ten days prior to discharging any such liability with any amount so withheld the trustee shall notify the Company in writing of the trustee's intent to do so.

       (m) The Company (which has the authority to do so under the laws of its state of incorporation) shall indemnify the Trustee and defend it and hold it harmless from and against any and all liabilities, losses, claims, suits or expenses (including attorneys' fees), of whatsoever kind and nature which may be imposed upon, asserted against or incurred by the Trustee at any time by reason of its provision of services under this Trust Agreement, its status as Trustee, or by reason of any act or failure to act under this Trust Agreement, or any action taken in accordance with any directions which conform with the terms of this Trust Agreement, or acts omitted due to absence of such directions, from the Company, except to the extent, such liability, loss, claim, suit or expense arises directly from the Trustee's negligence or willful misconduct in the performance of responsibilities specifically allocated to it under this Trust Agreement. This paragraph shall survive the termination of the Trust Agreement.

       (n) To furnish the Company with such information in the trustee's possession as the Company may need for tax or other purposes.

       (o) To employ agents, attorneys, accountants, actuaries and other persons (who also may be employed by the Company, the Company or others), to delegate discretionary powers to such persons and to reasonably rely upon information and advice furnished by such persons; provided that each such delegation and the acceptance thereof by each such person shall be in writing; and provided further that the trustee may not delegate its responsibilities as to the management or control of the assets of the trust fund.

       (p) To perform all other acts which in the trustee's judgment are appropriate for the proper management, investment and distribution of the trust fund.

       (q) The trustee may invest any part or all of the trust assets for which it has investment responsibility in any common, collective or commingled trust fund or pooled investment fund that is maintained by a bank or trust company (including a bank or trust company acting as trustee) provided such investments are consistent with applicable investment requirements and guidelines. To the extent that any trust assets are invested in any such fund, the provisions of the documents under which such common, collective or commingled trust fund or pooled investment fund are maintained shall govern any investments therein.

       Section 8. Compensation and Expenses of Trustee.

       Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

       Section 9. Resignation of Trustee.

       (a) Trustee may resign at any time by written notice to Company, which shall be effective thirty (30) days after receipt of such notice unless Company and Trustee agree otherwise.

       (b) The Trustee may not be removed by Company.

       (c) Upon resignation of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation or transfer, unless Company extends the time limit. The Company's consent to the extension of time for the transfer of trust assets shall not be unreasonably withheld.

       (d) If Trustee resigns, a successor shall be appointed, in accordance with Section 10(a) hereof, by the effective date of the resignation under
Section 9(a). If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

       Section 10. Appointment of Successor.

       (a) If Trustee resigns a successor Trustee shall be appointed by the written consent of the Company and all Plan Beneficiaries. The Company shall be responsible for securing the written consent of all Plan Beneficiaries and providing such consents to the former Trustee and the new Trustee. Any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law may be appointed successor Trustee. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

       (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 6 and 7 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

       Section 11. Amendment or Termination.

       (a) This Trust Agreement may be amended by a written instrument executed by Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof. The
Trustee be shall entitled to rely upon the written determination and representation of the Company and all Plan Beneficiaries that such amendment does not conflict with the terms of the Plan. The Company shall be responsible for securing the written determination of all Plan Beneficiaries and providing such determinations to the Trustee.

       (b) The Trust shall not terminate until the date on which no one is entitled to payments pursuant to the terms of the Plan unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company. The Trustee shall be entitled to rely upon the written determination and representation of the Company and the Plan Beneficiaries as to such non-entitlement. The Company shall be responsible for securing the written determination of all Plan Beneficiaries and providing such determinations to the Trustee.

       (c) Upon written approval of all Plan Beneficiaries the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

       Section 12. Miscellaneous.

       (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

       (b) Amounts payable under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

       (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Wisconsin.

       (d) For purposes of this Trust, Change of Control shall have the meaning given it in Section 1.c. of the Restated Senior Officer Agreement between the Company and Robert A. Cornog dated January 29, 1996. The Company shall immediately notify the Trustee of any Change of Control. The Trustee may conclusively rely upon such notice and shall have no duty to determine whether a Change of Control has occurred.

       (e) Where written approval, consent, determination or other communication is required of or by the Plan Beneficiaries under any provision of this Trust Agreement, the Company shall certify to the Trustee that the responding Plan Beneficiaries are all of the Plan Beneficiaries under the terms of the Plan and this Trust Agreement at that time, and the Trustee may rely on such certification.

       Section 13. Effective Date.

       The effective date of this Trust Agreement shall be the date written above.


In the presence of                     SNAP-ON INCORPORATED


______________________________         By  ______________________________

______________________________         Its ______________________________



                                       THE NORTHERN TRUST COMPANY, Trustee

                                       By  ______________________________

                                       Its ______________________________